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                                                                  EXHIBIT 10.3.1



                              EGTRRA AMENDMENT TO

                       HAVERTY FURNITURE COMPANIES, INC.

                                  THRIFT PLAN
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                               EGTRRA AMENDMENT TO
                        HAVERTY FURNITURE COMPANIES, INC.
                                   THRIFT PLAN

         BY THIS AGREEMENT, HAVERTY FURNITURE COMPANIES, INC. THRIFT PLAN (herein referred to as the Plan) is hereby amended as follows:

                                    ARTICLE I
                                    PREAMBLE

         1.1 Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective January 1, 2002.

         1.2 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                   ARTICLE II
                      PLAN LOANS FOR SHAREHOLDER EMPLOYEES

         Effective for Plan loans made on and after January 1, 2002, Plan provisions prohibiting loans to any Shareholder Employee shall cease to apply.

                                   ARTICLE III
                          LIMITATIONS ON CONTRIBUTIONS

         3.1 Effective date. This Article shall be effective for "limitation years" beginning on and after January 1, 2002.

         3.2      Maximum annual addition. Except to the extent permitted under
Article XI of this amendment and Code Section 414(v), the "annual addition" that may be contributed or allocated to a Participant's account under the Plan for any "limitation year" shall not exceed the lesser of:

                  (a) $40,000, as adjusted for increases in the cost of living under Code Section 415(d), or

                  (b) one hundred percent (100%) of the Participant's "415 Compensation" for the "limitation year."


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         The "415 Compensation" limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an "annual addition."

                                   ARTICLE IV
                         INCREASE IN COMPENSATION LIMIT

         The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning on and after January 1, 2002, shall not exceed $200,000, as adjusted for cost of living increases in accordance with Code Section 401(a)(17)(B).

                                    ARTICLE V
                   VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

         5.1 Effective Date. This Article shall apply to Participants with Account balances derived from Employer matching contributions who complete an hour of service under the Plan in a Plan Year beginning after December 31, 2001.

         5.2 Vesting schedule. A Participant's Account balance derived from Employer matching contributions shall be nonforfeitable upon the participant's completion of three Years of Service.

                                   ARTICLE VI
                         MODIFICATION OF TOP HEAVY RULE

         6.1 Effective date. This Article shall apply for purposes of determining whether he Plan is a top heavy plan under Code Section 416(g) for Plan Years beginning on and after January 1, 2002, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Article amends Article VIII of the Plan.

         6.2      Determination of top heavy status.

                  (a) Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having "415 Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5 percent owner of the Employer, or a 1 percent owner of the Employer having "415 Compensation" of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                  (b) Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.


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                           (1)      Distributions during year ending on the
                           determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1 year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

                           (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

         6.3 Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

         6.4      Applicability. The top-heavy requirements of Code Section 416,
Article VIII of the Plan and this Article V shall not apply in any Plan Year beginning on and after January 1, 2002, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

                                   ARTICLE VII
                     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

         7.1 Effective date. This Article shall apply to distributions made on and after January 1, 2002.

         7.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 6.13 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code
Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse


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or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

         7.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 6.13 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                                  ARTICLE VIII
                           ROLLOVERS FROM OTHER PLANS

         The Administrator, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this Plan.

                                   ARTICLE XIX
                  ROLLOVERS DISREGARDED IN INVOLUNTARY CASHOUTS

         9.1 Applicability and effective date. This Article applies to rollover contributions and involuntary cashouts, and shall be effective with respect to distributions made on and after January 1, 2002 with respect to Participants who separate from service on or after.

         9.2 Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Section 6.4(a) of the Plan, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If
the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance.

                                    ARTICLE X
                           REPEAL OF MULTIPLE USE TEST

         The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 4.7(a)(2) of the Plan shall not apply for Plan years beginning after December 31, 2001.

                                   ARTICLE XI
                             CATCH-UP CONTRIBUTIONS

         11.1 Effective date. This Article shall apply to catch-up contributions made on and after January 1, 2002.

         11.2 Applicability. All Employees who are eligible to make salary reductions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not


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be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416,
as applicable, by reason of the making of such catch-up contributions.

                                   ARTICLE XII
                SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

         A Participant who receives a distribution of elective deferrals on and after January 1, 2002, on account of hardship shall be prohibited from making elective deferrals and Employee contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution.

                                  ARTICLE XIII
                   DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

         13.1 Effective date. This Article shall apply for distributions occurring on and after January 1, 2002 regardless of when severance from employment occurred.

         13.2 New distributable event. A Participant's Elective Contributions and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day and year set forth above.

                                             Haverty Furniture Companies, Inc.



Attested By:                                 By:
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Title:                                       Title:
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